                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-72138 of Met-Coil Systems Corporation on Form S-8 of our report dated May 23, 1997, appearing in this Annual Report on Form 11-K of Met-Coil Retirement Plan for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP

Cedar Rapids, Iowa
July 13, 1998